Exhibit 10.14
WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Financial Statements
Years ended December 31, 2005, 2004 and 2003

Report Of Independent Registered Public Accounting Firm
To The Members of
WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
We have audited the accompanying balance sheets of Wells Eastern Asia Displays (M) Sdn. Bhd. as of December 31, 2005 and 2004 and the related statements of operations, changes in equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Eastern Asia Displays (M) Sdn. Bhd. as of December 31 2005 and 2004 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
Horwath
Penang, Malaysia
February 24th, 2006

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Balance Sheets

	As of December 31,
	2005	2004
	USD	USD
ASSETS

Current Assets
Cash and cash equivalents	285,467	268,227
Trade accounts receivable	22,801	114,592
Trade accounts receivable, related party	4,198,586	7,203,908
Inventories	1,650,066	2,011,104
Prepaid and other current assets	43,012	21,339

Total Current Assets	6,199,932	9,619,170

Property, plant and equipment, net	262,423	333,602
Deferred tax assets	25,618	0

Total Assets	6,487,973	9,952,772

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	205,491	1,206,006
Trade accounts payable, related party	990,637	2,587,503
Other accounts payable, related party	790,837	70,994
Accrued expenses and others	292,615	338,009
Bank borrowings	1,361,905	3,404,769
Income taxes payable	49,495	11,596

Total Current Liabilities	3,690,980	7,618,877

Stockholders’ equity:
Common Stock
RM1.00 per value (equivalent to USD 0.2632); 10,000,000 shares authorized 5,000,000 shares issued at December 31, 2005 and 2004, respectively
	1,315,789	1,315,789
Retained earnings	1,481,204	1,018,106

Total Stockholders’ Equity	2,796,993	2,333,895

Total Liabilities and Stockholders’ Equity	6,487,973	9,952,772

The annexed notes form an integral part of these financial statements	Page 2

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Statements of Operations

	For the Years Ended December 31,
	2005	2004	2003
	USD	USD	USD
SALES
Net related party sales	16,549,707	19,319,539	12,639,956
Net third party sales	38,697	503,134	0

Net sales	16,588,404	19,822,673	12,639,956

COST OF SALES
Related party purchases	8,523,179	9,408,104	7,010,278
Others	6,698,545	8,939,091	4,682,822

Cost of sales	15,221,724	18,347,195	11,693,100

Gross profits	1,366,680	1,475,478	946,856

OPERATING EXPENSE
Selling, general and administrative	566,814	476,353	379,037
Research and development	165,401	120,848	63,158

Total operating expense	732,215	597,201	442,195

Operating earnings	634,465	878,277	504,661

Interest income	6,481	3,044	1,340
Interest expense	(183,644)	(95,511)	(67,658)
Other income	77,774	21,348	22,843

Earnings before income tax	535,076	807,158	461,186

Income tax	(71,978)	(90,837)	(34,225)

Net earnings	463,098	716,321	426,961

The annexed notes form an integral part of these financial statements	Page 3

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Cash Flows Statements

	For the Years Ended December 31,
	2005	2004	2003
	USD	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	463,098	716,321	426,961

Adjustments to reconcile net ernings to net cash provided by /(used in) operating activities:-
Allowance for slow moving inventories	—	0	26,316
Depreciation	78,793	78,955	69,825
Loss on sale of property, plant and equipment	1,667	0	0
Changes in net assets and liabilities
Trade accounts receivable	91,791	(114,592)	0
Trade accounts receivable — related party	3,005,322	(2,813,946)	259,651
Inventories	361,038	(537,331)	376,790
Prepaid and other current assets	(21,673)	(7,019)	4,173
Deferred tax assets	(25,618)	30,789	(8,421)
Trade accounts payable	(1,000,515)	661,612	473,439
Trade accounts payable — related party	(1,596,866)	167,471	(2,311,148)
Accrued expenses and others	674,449	178,554	(51,869)
Income taxes payable	37,899	1,201	(14,079)

Net cash provided by/(used in) operating activities	2,069,385	(1,637,985)	(748,362)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property, plant and equipment	5,789	0	0
Purchase of property, plant and equipment	(15,070)	(18,952)	(67,604)

Net cash used in investing activities	(9,281)	(18,952)	(67,604)

CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease)/Increase in bank borrowings	(2,042,864)	1,531,085	(399,474)

Net cash (used in)/provided by financing activities	(2,042,864)	1,531,085	(399,474)

Net increase/(decrease) in cash and cash equivalents	17,240	(125,852)	(1,215,440)

Cash and cash equivalents at beginning	268,227	394,079	1,609,519

Cash and cash equivalents at ending	285,467	268,227	394,079

Supplemental cash flow information
Cash paid for interest	183,644	95,511	67,616
Cash paid for income tax	59,697	58,847	56,725

The annexed notes form an integral part of these financial statements	Page 4

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Statements Of Changes in Equity

	Common Stock		Retained
		Amount	earnings	Total
	Shares	USD	USD	USD
Balance at December 31, 2002	2,508,000	660,000	530,613	1,190,613

Net earnings for the year	0	0	426,961	426,961

Balance at December 31, 2003	2,508,000	660,000	957,574	1,617,574

Issuance of bonus stock	2,492,000	655,789	(655,789)	0

Net earnings for the year	0	0	716,321	716,321

Balance at December 31, 2004	5,000,000	1,315,789	1,018,106	2,333,895

Net earnings for the year	0	0	463,098	463,098

Balance at December 31, 2005	5,000,000	1,315,789	1,481,204	2,796,993

The annexed notes form an integral part of these financial statements	Page 5

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Notes To The Financial Statements
1.	General Information

The Company was incorporated in 2000 and is principally engaged in the manufacture of colour video monitors. There are two major stockholders, Wells-Gardner Electronics Corporation and Eastech Electronics (M) Sdn. Bhd., each holding 50% of the paid up capital of the Company.

The local currency of the Company is Ringgit Malaysia (RM). The reporting currency used in presenting this set of financial statements is United States Dollars (USD).

2.	Summary of Significant Accounting Policies
2.1	Basis of Preparation of Financial Statements

The financial statements of the Company are prepared under the historical cost convention, modified to include other bases of measurement as disclosed in other sections of the significant accounting policies, and in compliance with the accounting principles generally accepted in the United States of America.

2.2	Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.3	Revenue Recognition

In general, the Company recognizes revenue when shipment has occurred, the sales price is fixed and determinable and collectibility is reasonably assured.

2.4	Financial Instruments

The fair value of the Company’s financial instruments does not materially vary from the carrying value of such instruments due to their short maturity.

2.5	Receivables

Receivables are carried at original invoice or closing statement amount less estimates made for doubtful receivables. Management determines the allowances for doubtful accounts by reviewing and identifying troubled accounts at regular intervals. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Notes To The Financial Statements
2.	Significant Accounting Policies (cont’d)
2.6	Inventory Obsolescence and Costing Method

Inventory is stated at the lower of cost (determined on the first-in, first-out basis) and net realisable value after making due allowance for any obsolete or slow-moving items. The company provides an allowance for estimated obsolete or excess inventory based on assumptions about future demands for its products.

2.7	Property, Plant and Equipment

Property, plant and equipment are stated at cost and are depreciated for financial reporting purposes over the estimated useful lives on a straight-line basis as follows:-

Plant and machinery	5 — 10 years
Electrical installation and renovation	10 years
Motor vehicles	5 years
Office equipment	5 years
Furniture and fittings	10 years
Computer	5 — 10 years
Factory tools and equipment	5 years
Mould	10 years
2.8	Research and Development Cost

Research and development costs for the year ended December 31, 2005, 2004 and 2003 were approximately USD165,000, USD123,000 and USD63,000 respectively, which were 1%, 0.6% and 0.5% of annual sales respectively.

2.9	Income Taxes

We use the asset and liability method of accounting for income taxes. Under the asset and liability method, we recognize deferred tax assets and liabilities for the future consequences attributable to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. A valuation allowance is provided for deferred tax assets when it is more likely than not that the asset will not be realized.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Notes To The Financial Statements
2.	Significant Accounting Policies (cont’d)
2.10	Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123, “Share-Based Payment.” SFAS No. 123(R) will require that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights and employee share purchase plans. SFAS No. 123(R) replaces FASB No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123, as originally issued in 1995, established as preferable a fair value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in APB Opinion No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair value-base method been used. The Company will be required to apply SFAS No. 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The impact the adoption of SFAS No. 123(R) will have an immaterial impact on our financial position, results of operations and cash flows.

In December 2003, the FASB issued FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, (“FIN 46R”), which clarified some of the provisions of FIN 46 and exempted certain entities from its requirements. FIN 46R was effective at the end of the first interim period ending after December 15, 2003. We have considered the provisions of FIN 46R and believe that it is not necessary to include in our financial statements any assets, liabilities or activities of any third party entity that deals with the Company and that the requirements do not impact the Company’s financial statements.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” this statement, which is effective for the years ending after December 15, 2003 which amends Statement No. 123 “Accounting for Stock-Based Compensation” and provides alternative methods of transition for voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, Statement No. 148 amends the disclosure requirements of Statement No. 123 regardless of the accounting method used to account for stock-based compensation. The SFAS No. 123 and SFAS No. 148 do not impact the Company’s financial statements, as the Company does not have any stock-based employee compensation.

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Notes To The Financial Statements
3.	Inventory

Inventory consist of the following as of December 31, 2005 and 2004:

	2005	2004
	USD	USD
Raw materials	1,417,906	1,752,117
Work-in-progress	157,848	65,137
Finished goods	124,734	235,695
Goods-in-transit	0	8,577

Total	1,700,488	2,061,526
Inventory obsolescence reserve	(50,422)	(50,422)

	1,650,066	2,011,104

4.	property and Equipment

Property and equipment consist of the following as of December 31, 2005 and 2004:

	2005	2004
	USD	USD
Plant, machinery, factory tools and equipment	570,837	562,096
Electrical installation and renovation	13,952	11,399
Motor vehicles	13,916	27,074
Office equipment, furniture and fittings and computers	44,776	41,000

Total	643,481	641,569
Less : Accumulated depreciation	(381,058)	(307,967)

Property and equipment, net	262,423	333,602

Included in property and equipment as of December 31, 2004 was a motor vehicle with a carrying amount of USD1,623 acquired under a capital lease.

5.	Prepaid and Other Current Assets

Prepaid and other current assets consists of the following as of December 31, 2005 and 2004:

	2005	2004
	USD	USD
Sundry deposits	361	359
Advance to suppliers	34,624	0
Prepaid expenses	7,629	20,913
Other	398	43

Total	43,012	21,339

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Notes To The Financial Statements
6.	Accrued Expenses and Other

Accrued expenses and other consists of the following as of December 31, 2005 and 2004:

	2005	2004
	USD	USD
Accrued expenses	79,325	51,163
Employee payables	73,824	28,042
Other payables	139,466	258,804

Total	292,615	338,009

7.	Significant customers

The Company has a major concentration of credit risk as the largest customer accounted for 99% of total sales for 2005 and 2004 and 100% of total sales for 2003 respectively, and 99% and 98% of total accounts receivable as of December 31, 2005 and 2004 respectively.

8.	Bank Borrowings — Unsecured

	2005	2004
	USD	USD
Banker acceptance I	239,683	656,052
Banker acceptance II	352,381	791,316
Banker acceptance III	401,852	1,200,263
Banker acceptance IV	47,355	227,895
Export credit refinancing I	160,317	0
Export credit refinancing II	160,317	0

	1,361,905	2,875,526
Short-term loans	0	529,243

	1,361,905	3,404,769

The details of bank borrowings are as follows:-

Facility	Bank	Maturity	Interest
Banker acceptance I	Affin Bank Berhad	January — February 2006	3.05% — 3.35%
Banker acceptance II	EON Bank Berhad	January — February 2006	2.91% — 3.00%
Banker acceptance III	Southern Bank Berhad	January — March 2006	2.91% — 3.40%
Banker acceptance IV	Malayan Banking Berhad	February 2006	2.70%
Export Credit Refinancing I	Southern Bank Berhad	February 2006	3.50%
Export Credit Refinancing II	Malayan Banking Berhad	February 2006	3.25%

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Notes To The Financial Statements
8.	Bank Borrowings — Unsecured (cont’d)

All the bank borrowings are guaranteed by Eastern Asia Technology Limited, which is the holding corporation of a substantial shareholder of the Company. The bank borrowings have been settled when payments are due.

9.	Income Taxes

	2005	2004	2003
	USD	USD	USD
Tax based on results for the year:-
Malaysian income tax	97,596	60,281	43,553
Deferred tax	(25,367)	30,789	(11,579)

	72,229	91,070	31,974

Tax (over)/underprovided in prior year:-
Malaysian income tax	0	(233)	(907)
Deferred tax	(251)	0	3,158

	71,978	90,837	34,225

The effective income tax rates differed from the expected statutory income tax rate (28%) for the following reasons:

	2005	2004	2003
	USD	USD	USD
Computed expected tax expense	145,773	226,004	129,132
Non-deductible expenses	9,131	3,732	3,447
Income exempted from tax under pioneer status	(82,675)	(138,666)	(100,605)

	72,229	91,070	31,974

The Company was granted pioneer status incentive by the Ministry of International Trade and Industry of Malaysia. Under this incentive, the Company received a tax holiday for a period of 5 years from 1 August 2000 to 31 July 2005 whereby 70% of its taxable earnings were exempt from Malaysian Income Tax.

Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and as measured by income tax regulations. Temporary differences which gave rise to deferred tax assets and deferred tax liabilities consisted of:

	2005	2004
	USD	USD
Deferred tax assets
Inventory obsolescence reserve	14,193	14,118
Accrued expenses and other	47,135	20,619

Total deferred tax assets	61,328	34,737

Deferred tax liabilities
Property, plant and equipment, principally depreciation	(35,710)	(34,737)

	25,618	0

WELLS EASTERN ASIA DISPLAYS (M) SDN. BHD.
(Incorporated in Malaysia)
Company No: 501396-U
Notes To The Financial Statements
10.	Significant Transactions With Related Parties

The following represent related party transactions for each of the financial years ended December 31:

	2005	2004	2003
	USD	USD	USD
Sale of goods to Wells-Gardner Electronics Corporation *	16,549,707	19,319,539	12,639,956
Purchase of goods from Wells-Gardner Electronics Corporation *	4,481,625	4,365,523	3,560,749
Management fee charged by Eastech Electronics (M) Sdn. Bhd. **	132,740	149,114	113,200
Purchase of goods from Eastech Electronics (M) Sdn. Bhd. **	4,041,554	5,042,581	3,449,529
Purchase of property and equipment from Eastech Electronics (M) Sdn. Bhd. **	0	0	13,158
Rental of premises charged by Eastech Electronics (M) Sdn. Bhd. **	51,340	51,340	51,340

*	A substantial shareholder which holds 50% of the equity interest in the Company.

**	A substantial shareholder which holds 50% of the equity interest in the Company.